Exhibit 10.2

THIRD LOAN MODIFICATION AGREEMENT

This Third Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of                       , 2012, but is effective as of March 31, 2012, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”) and NETWORK ENGINES, INC., a Delaware corporation with its chief executive office located at 25 Dan Road, Canton, Massachusetts 02021 (“Borrower”).

1.                                       DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of February 5, 2010, evidenced by, among other documents, a certain Amended and Restated Loan and Security Agreement dated as of February 5, 2010, between Borrower and Bank, as amended by a certain Consent and First Loan Modification Agreement dated as of January 18, 2011, between Borrower and Bank, and as further amended by a certain Second Loan Modification Agreement dated as of December 13, 2011, between Borrower and Bank (as amended, the “Loan Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.                                       DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”).  Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.                                       DESCRIPTION OF CHANGE IN TERMS.

A.                                   Modifications to Loan Agreement.

1                                          The Loan Agreement shall be amended by deleting Section 2.1.1 (Letters of Credit Sublimit) in its entirety.

2                                          The Loan Agreement shall be amended by deleting the following Section 2.2 (Overadvances) thereof in its entirety:

“2.2                         Overadvances.  If, at any time, the sum of (a) the outstanding principal amount of any Advances (including any amounts used for Cash Management Services); plus (b) the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve); plus (c) the FX Reduction Amount exceeds the lesser of either the Revolving Line or the Borrowing Base (such excess amount being an “Overadvance”), Borrower shall immediately pay to Bank in cash such Overadvance.  Without limiting Borrower’s obligation to repay Bank any amount of the Overadvance, Borrower agrees to pay Bank interest on the outstanding amount of any Overadvance, on demand, at the Default Rate.”

and inserting in lieu thereof the following:

“2.2                         Overadvances.  If, at any time, the outstanding principal amount of any Advances exceeds the lesser of either the Revolving Line or the Borrowing Base (such excess amount being an “Overadvance”), Borrower shall immediately pay to Bank in cash such Overadvance.  Without limiting Borrower’s obligation to repay Bank any amount of the Overadvance, Borrower agrees to pay Bank interest on the outstanding amount of any Overadvance, on demand, at the Default Rate.”

3                                          The Loan Agreement shall be amended by deleting Section 2.4(d) (Letter of Credit Fee) thereof in its entirety.

4                                          The Loan Agreement shall be amended by deleting the following text appearing in Section 2.4(e) (Unused Revolving Line Facility Fee) thereof:

“A fee (the “Unused Revolving Line Facility Fee”), payable monthly, in arrears, on a calendar year basis, in an amount equal to 0.30% per annum of the average unused portion of the Revolving Line during such month, as determined by Bank.”

and inserting in lieu thereof the following:

“A fee (the “Unused Revolving Line Facility Fee”), payable monthly, in arrears, on a calendar year basis, in an amount equal to (i) prior to the 2012 Effective Date, 0.30%, and (ii) on and after the 2012 Effective Date, 0.25% per annum of the average unused portion of the Revolving Line during such month, as determined by Bank.”

5                                          The Loan Agreement shall be amended by deleting the following text appearing in Section 6.6 (Access to Collateral; Books and Records) thereof:

“At reasonable times, on five (5) Business Day’s notice (provided no notice is required if an Event of Default has occurred and is continuing), Bank, or its agents, shall have the right, on a semi-annual basis (or more frequently after the occurrence of an Event of Default), to inspect the Collateral and the right to audit and copy Borrower’s Books.”

and inserting in lieu thereof the following:

“At reasonable times, on five (5) Business Day’s notice (provided no notice is required if an Event of Default has occurred and is continuing), Bank, or its agents, shall have the right, on an annual basis (or more frequently after the occurrence of an Event of Default), to inspect the Collateral and the right to audit and copy Borrower’s Books.”

6                                          The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

“                                          “Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base, minus (b) the Dollar Equivalent amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit plus an amount equal to the Letter of Credit Reserve), and minus (c) the outstanding principal balance of any Advances.”

“                                          “Bank Services” are any products, credit services and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its subsidiaries by Bank or any Bank Affiliate, including, without limitation, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto (each, a “Bank Services Agreement”).”

“                                      “Credit Extension” is any Advance, Letter of Credit, or any other extension of credit by Bank for Borrower’s benefit.”

“                                          “Letter of Credit” means a standby letter of credit issued by Bank or another institution based upon an application, guarantee, indemnity or similar agreement on the part of Bank as set forth in Section 2.1.2.”

“                                          “Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, Bank Expenses, and other amounts Borrower owes Bank now or later, whether under this Agreement, the other Loan Documents, or otherwise, including, without limitation, all obligations relating to letters of credit (including reimbursement obligations for drawn and undrawn letters of credit), if any, and including any interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and the performance of Borrower’s duties under the Loan Documents.”

“                                      “Revolving Line” is an Advance or Advances in an amount equal to Eighteen Million Dollars ($18,000,000.00); provided, however, that upon the expiration of the Dell Letter of Credit, the Revolving Line shall be an Advance or Advances in an amount equal to Ten Million Dollars ($10,000,000.00).  If upon the expiration of the Dell Letter of Credit, the outstanding principal amount of Credit Extensions exceeds Ten Million Dollars ($10,000,000.00), Borrower shall immediately pay to Bank such excess.”

“                                      “Revolving Line Maturity Date” is March 31, 2012.”

and inserting in lieu thereof the following:

“                                          “Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base, minus (b) the outstanding principal balance of any Advances.”

“                                          “Bank Services” are any products, credit services and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its subsidiaries by Bank or any Bank Affiliate, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto (each, a “Bank Services Agreement”).”

“                                      “Credit Extension” is any Advance, or any other extension of credit by Bank for Borrower’s benefit.”

“                                          “Letter of Credit” is a standby or commercial letter of credit issued by Bank upon request of Borrower based upon an application, guarantee, indemnity or similar agreement.”

“                                      “Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, Bank Expenses, and other amounts Borrower owes Bank now or later, whether under this Agreement, the other Loan Documents, or otherwise, including any interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and the performance of Borrower’s duties under the Loan Documents.”

“                                      “Revolving Line” is an Advance or Advances in an amount equal to Ten Million Dollars ($10,000,000).”

“                                      “Revolving Line Maturity Date” is June 30, 2012.”

7                                          The Loan Agreement shall be amended by inserting the following new definition to appear alphabetically in Section 13.1 thereof:

“                                          “2012 Effective Date” is March 31, 2012.”

4.                                       FEES.  Borrower shall pay to Bank a modification fee equal to Seven Thousand Two Hundred Fifty Dollars ($7,250.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof.  Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.                                       RATIFICATION OF PERFECTION CERTIFICATE.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of February 5, 2010 between Borrower and Bank (the “Perfection Certificate”), and acknowledges, confirms and agrees the disclosures and information above Borrower provided to Bank in the Perfection Certificate has not changed, as of the date hereof.

6.                                       CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7.                                       RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8.                                       NO DEFENSES OF BORROWER.  Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

9.                                       CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Loan Modification Agreement.

10.                                 COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:

NETWORK ENGINES, INC.

By:
Name:
Title:

BANK:

SILICON VALLEY BANK

By:
Name:
Title:

The undersigned, NETWORK ENGINES INTERNATIONAL, INC. (“Guarantor”),  ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain: (i) Unlimited Guaranty dated January 18, 2011 (the “Guaranty”), (ii) Security Agreement dated February 11, 2011, between Guarantor and Bank (the “Security Agreement”), and (iii) Stock Pledge Agreement dated February 11, 2011, between Guarantor and Bank (the “ Stock Pledge Agreement”) and acknowledges, confirms and agrees that the Guaranty, the Security Agreement, and the Stock Pledge Agreement shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith.

GUARANTOR:

NETWORK ENGINES INTERNATIONAL, INC.

By:
Name:
Title: